1. (firstly): Ivan Gorjup, a Slovene citizen residing at 43 (forty-three) Kosarjeva, 2000 (two thousand) Maribor (hereinafter referred to as Seller),

2. (secondly): Marijan Jurenec, a Slovene citizen residing at Precna ulica 1 (one), Radomlje (hereinafter referred to as Seller), represented by Ivan Gorjup, attorney from Maribor, on the basis of a special notarized power of attorney

3. (thirdly): Srecko Kukovec, a Slovene citizen residing at Sadjarska 13 (thirteen) b, 2000 Maribor (hereinafter referred to as Seller), represented by Ivan Gorjup, attorney from Maribor, on the basis of a special notarized power of attorney

4. (fourthly): Janez Ujcic, a Slovene citizen residing at 9 (nine) Ulica obnove, 2000 (two thousand) Maribor  (hereinafter referred to as Seller), represented by Ivan Gorjup, attorney from Maribor, on the basis of a special notarized power of attorney

5. (fifthly): Lenko Vidmar, a Slovene citizen residing at 15 (fifteen) Vukovski dol, 2221 (two thousand two hundred and twenty-one) Jarenina (hereinafter referred to as Seller), represented by Ivan Gorjup, attorney from Maribor, on the basis of a special notarized power of attorney

and

6. Produkcja Plus d.o.o., a Slovene corporation with its principal headquarters at Kranjceva 26 (twenty-six), Ljubljana, registered at Court Register of the District Court of Ljubljana under the registration number 12651900 (one two six five one nine zero zero) represented by general director Marijan Jurenec duly authorized by an assembly resolution (hereinafter referred to as Acquirer), have agreed in Ljubljana on 13 (thirteenth) December 2002 (two thousand and two) to enter into the following:

TELE 59 (fifty-nine) d.o.o. MARIBOR SHARE SALE AND TRANSFER AGREEMENT

RECITALS

A. The parties hereto establish that:

1.

(firstly) Each Seller is a holder of a business share in the corporation Tele 59 (fifty-nine) d.o.o., Meljska cesta 34 (thirty-four), Maribor, registered at Court Register of the District Court of Maribor (hereinafter referred to as Tele 59).

2.

(secondly) Ivan Gorjup is the holder of a business share in Tele 59 in the nominal amount of 281,400 (two hundred eighty-one thousand four hundred) SIT, which represents 13.4% (thirteen and four-tenths percent) of the total capital of Tele 59 (fifty-nine) (the "Gorjup Business Share").

3.

(thirdly) Marijan Jurenec is the holder of a business share in Tele 59 (fifty-nine) in the nominal amount of 423,150 (four hundred twenty-three thousand one hundred fifty) SIT, which represents  20.15% (twenty and fifteen one-hundredths percent) of the total capital of Tele 59 and intends to sell a business share in the nominal amount of 3,150 (three thousand one hundred fifty) SIT, which represents 0.15% (fifteen one-hundredths percent) of the total capital of Tele 59 (fifty-nine) (the "Jurenec Business Share").

4.

(fourthly) Srecko Kukovec is the holder of a business share in Tele 59 (fifty-nine) in the nominal amount of 281,400 (two hundred eighty-one thousand four hundred) SIT, which represents 13.4% (thirteen and four-tenths percent) of the total capital of Tele 59 (fifty-nine) (the "Kukovec Business Share").

5.

(fifthly) Janez Ujcic is the holder of a business share in Tele 59 (fifty-nine) in the nominal amount of 480,900 (four hundred eighty thousand nine hundred) SIT, which represents 22.9% (twenty two and nine tenths percent) of the total capital of Tele 59 (fifty-nine) ("Ujcic Business Share").

6.

(sixthly) Lenko Vidmar is the holder of a business share in Tele 59 (fifty-nine) in the nominal amount of 423,150 (four hundred twenty-three thousand one hundred fifty) SIT, which represents  20.15% (twenty and fifteen one-hundredths percent) of the total capital of Tele 59 (fifty-nine) (the "Vidmar Business Share").

7.

(seventhly) The present Vidmar business share together with the Gorjup Business Share, the Jurenec Business Share, the Kukovec Business Share, the Ujcic Business Share (the "Business Shares") equal 90% (ninety percent) of the total capital of Tele 59 (fifty-nine).

8.

(eighthly) The subject of sale pursuant to this agreement is 70% (seventy percent) of the total capital of Tele 59 (fifty-nine), which means a business share in the amount of 1.470,000.00 (one million four hundred and seventy thousand 00/100) SIT.

The Acquirer has in accordance with its activities the interest to acquire Business Shares in Tele 59 (fifty-nine) from the point 8 (eighthly) of this article.

B. THEREFORE the parties hereto agree as follows:

Article I. Definitions of Terms

For purposes of this Agreement, the following terms shall have the following meanings:

"Closing Certificate" means the certificate signed by Acquirer and the Sellers confirming that the conditions to sale and purchase of the Business Shares set out in this Agreement have been fulfilled.

2

"Closing Date" means the date on which the sale and purchase of the Business Shares is effected by satisfaction of the conditions in Articles III and IV set out in this Agreement and the signed Closing Certificate is delivered.

Article II. Object of this Agreement

                A.  Each of Iv an Gorjup, Marijan Jurenec, Srecko Kukovec, Janez Ujcic and Lenko Vidmar agrees to transfer and convey to the Acquirer on the Closing Date the Gorjup Business Share, the Jurenec Business Share, the Kukovec Business Share, the Ujcic Business Share and the Vidmar Business Share as provided for in the points 1. (firstly), 2. (secondly), 3. (thirdly), 4. (fourthly), 5. (fifthly), 6. (sixthly), 7. (seventhly), and 8. (eighthly) of the Recitals of this Agreement.

                B. Subject to the preceding clause and the satisfaction of the conditions to closing set out in Article III and IV, the Acquirer agrees to accept and take over all the Business Shares stated in the Recitals of this agreement on the Closing Date.

Article III. Consideration

................A. The transfer of Business Share is being made and accepted on the Closing Date for the mutually agreed selling price in the amount set forth in Schedule No 1 hereto.

................B. The total purchase price (including interest on the deposit) shall be paid without any deductions resulting from bank expenses and similar fees.

................C.  The Sellers and the Acquirer shall enter into a deposit agreement as set forth in Article IV (D)(iv).  Such deposit agreement shall provide for the release of the purchase price and payment of the total purchase price to the account of the Seller Ivan Gorjup solely on the presentation of the Closing Certificate.

Article IV. Conditions to Closing

                A.    Each Business Share is to be transferred to Acquirer on such date and at such place and time as may be agreed by the Sellers and the Acquirer; provided, that all conditions to Closing in this Articles III and IV have been satisfied or waived in the manner set forth herein.

                B.   The respective obligations of each party hereto are subject to the condition that no injunction or other order shall have been issued by any court of competent jurisdiction nor any statute, rule, regulation or order promulgated or enacted by Slovenia or any Slovenian local governmental authority which restrains, enjoins or otherwise prohibits the transactions contemplated hereby on the Closing Date.

C. The obligations of the Sellers are subject to the condition that the representations and warranties referred to in Article VII made by the Acquirer shall be true and correct as of Closing Date.

D. The obligations of the Acquirer are subject to the satisfaction or written waiver by the Acquirer at or prior to Closing Date of each of the following conditions:

(i)	No Breach of Representations and Warranties. The representations and warranties made by Ivan Gorjup as set out in Schedule No 5 (five) a, the representations and

3

warranties made by Marijan Jurenec as set out in Schedule No 5 (five) b, the representations and warranties made by Srecko Kukovec as set out in Schedule No 5 (five) c ,the representations and warranties made by Janez Ujcic as set out in Schedule No 5 (five) d, and the representations and warranties made by Lenko Vidmar as set out in Schedule No 5 (five) e shall be true and correct as of Closing Date. Each of Ivan Gorjup, Marijan Jurenec, Srecko Kukovec, Janez Ujcic and Lenko Vidmar shall deliver to Acquirer on the Closing Date a certificate confirming the above.

(ii)	Company Certificate.

A duly executed Certificate of Tele 59 (fifty-nine) by its legal representative, Janez Ujcic, substantially in the form of Schedule No 6 hereto is delivered to the Acquirer on or prior to January 31 (thirty-first), 2003 (two thousand and three). Tele 59 (fifty-nine) shall deliver a certificate on the Closing Date confirming that all matters set forth in the Certificate shall be true and correct as of the Closing Date.

(iii)	Waiver of Pre-emptive Rights
The Acquirer shall have received evidence satisfactory to it that the Business Shares are not subject to any pre-emptive rights, as shown in Schedule No 3 (three) hereto.

(iv)	NLB Loan Agreement and Deposit Agreement

The EUR 8 (eight) million loan agreement among the Acquirer, Nova Ljubljanska Banka d.d. and Bank Austria Credianstalt d.d. shall be in full force and effect and all conditions to disbursement thereunder shall have been satisfied. Within eight business days of the disbursement of proceeds under the NLB Loan Agreement, the Sellers, the  Acquirer and Bank Austria Creditanstalt shall enter into a deposit agreement pursuant to which EUR 5 (five) million of such proceeds shall be placed for use solely for purposes of payment of the purchase price specified in Article III in accordance with the terms of this Agreement.

(v)	CME Loan Agreement Approval
The Assembly of Acquirer shall have adopted a resolution approving the assignment of the CME loan from Superplus Holding d.d. to Acquirer and any amendment thereto.

(vi)	Resignation of Management
The management of Tele 59 (fifty-nine) shall resign on the Closing Date.

(vii)	Kanal A d.d. and TV Idea d.o.o. Share Transfer Agreements
The Share Transfer Agreement between the Sellers and the Acquirer in respect of the Kanal A d.d. shares and the TV Idea d.o.o. business shares shall be in full force and effect.

(viii)	Ministry of Culture Approval

Acquirer shall have received approval of the Ministry of Culture pursuant to Article 58 of the Media Law for the ownership of Kanal A and POP TV contemplated by the reorganisation by 31 (thirty-first) December 2003 (two thousand and three).

4

(ix)	No Material Adverse Change

There shall not have occurred any material adverse change in the business, operations, assets, results and conditions (financial and other) of Tele 59 since September 30 (thirtieth), 2002 (two thousand and two).

Article V. Transfer of the Business Share

A. The registration of the Business Shares into the Court Register shall be executed after the payment of the total purchase price to the account of Sellers.

                B.  The registration with Tele 59 (fifty-nine) of the transfer of each Business Share, which is the object of transfer hereunder, shall be completed with the notification of the transfer to the director of Tele 59, which notice shall include evidence of payment having been made to the Sellers (the "Transfer Notice").

                C.  Any of the parties hereto is allowed to deliver a Transfer Notice to the director of Tele 59 (fifty-nine) d.o.o., and each Seller shall be obliged to cause the director to register the transfer with the Court Register. If the director does not submit the application for the registration of the Business Share transfer to the Court Register in 15 (fifteen) days after the receipt of such Transfer Notice, any of the parties hereto is allowed to submit such application to the Court Register.

                D.  All rights derived from or related to the Business Share which is the object of transfer hereunder, including the possible right on the receipt of the profits for the preceding years, that have not yet been distributed on the Closing Date, shall be transferred to Acquirer on the Closing Date.

Article VI. Seller Representations and Warranties

                A.   Each of Ivan Gorjup, Marijan Jurenec, Srecko Kukovec, Janez Ujcic and Lenko Vidmar represents and warrants in favor of the Acquirer as set forth in the corresponding Schedule set forth hereto. These representations and warranties are made as of the Closing Date.

Article VII. Acquirer Representations and Warranties

A. Acquirer hereby represents and warrants in favor of the Sellers the following to be true and correct. These representations and warranties are made as of the Closing Date.

a. Corporate Organization. Acquirer is a corporation duly organized, validly existing under the laws of Slovenia.

                b.   Corporate Authorization. Acquirer has all necessary corporate power and authority to enter into this Agreement and to perform all obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by Acquirer and constitutes its valid and binding obligation, enforceable according to its terms.

c. Non-Violation. The execution and delivery by the Acquirer of this Agreement

5

and the consummation by the Transferee of the transactions contemplated hereby are not prohibited by, do not violate any provision of and will not result in the breach of or accelerate or permit the acceleration of the performance required by the terms of, (i) any applicable law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority of Slovenia or any State thereof, including any authority, department, commission, board, bureau, agency or instrumentality of either of the foregoing in a manner which would have a material adverse effect on the ability of Acquirer to perform its obligations hereunder or thereunder, (ii) the Articles of Incorporation or By-laws of Acquirer or (iii) any material contract, indenture, agreement or commitment to which Acquirer is a party or bound.

                d.   No Governmental Consent Required. No consent, approval, authorization or order of any governmental agency or body of Slovenia, any State or instrumentality thereof is required for the execution and delivery by Acquirer of this Agreement and the consummation by the Acquirer of the transactions contemplated hereby, the absence of which would have a material adverse effect on the ability of the Acquirer to perform its obligations under this Agreement or the other agreements contemplated hereby.

Article VIII. Non-compete

                A.  Each of the Sellers acknowledges that Acquirer would not enter into this Agreement without each of the Sellers agreeing in relation to Article 25(g) of the Tele 59 (fifty-nine) Partnership Agreement to be bound by the following provisions on non-competition:

(a) Except as expressly approved in writing by Acquirer, no Seller shall directly or indirectly for a period of five years:

                (i)  in Slovenia or in any other country in which the radio and television business of Acquirer or its connected companies is being carried on or has been materially planned (including the states of the former Yugoslavia)  as of the Closing Date, engage (other than the provision of legal advice), directly or indirectly, in such business,  whether as principal or agent, office, director, employee, representative, consultant, shareholder or otherwise, alone or in association with any other person;

                (ii)  solicit for employment or encourage to leave their employment, in each case, either as an employee, agent or representative, any person who is at the time of such solicitation or encouragement an employee, agent or representative of Acquirer or one of its affiliates;

(iii) disturb, or attempt to disturb, any business relationship between any third party and Acquirer or one of its affiliates; or

(iv) make any statement to any third party, including the press or media, likely to result in adverse publicity for Acquirer or one of its affiliates.

                (b)  Notwithstanding the foregoing, the parties agree and acknowledge that Janez Ujcic and Lenko Vidmar shall be entitled to exploit the license issued to Tele 59 (fifty-nine) solely for purposes of operating a regional public service broadcasting operation targeted at the Maribor region of Slovenia and not in competition to the broadcasting operations of Acquirer or any of its Affiliates.  In the event  Janez Ujcic or Lenko Vidmar or Tele 59 (fifty-nine) elects to transfer directly or indirectly the right to such license or any renewal thereof to any third party, it shall grant to Acquirer or a party designated by it a

6

right of first refusal to acquire such right in the license prior to the consummation of any such transaction on substantially the same terms as the offer to such third party.  The parties further agree and acknowledge that Lenko Vidmar shall be entitled to continue to engage in the television production business and the provision of related services.

                (c)  In the event of actual or threatened breach of the provisions of this Section, Acquirer, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction or other interim relief restraining any or all of the Sellers, as appropriate, from such conduct.

B. (a) Acquirer shall not make any statement to any third party, including the press or media, likely to result in adverse publicity for any Sellers or its affiliates.

                (b)  In the event of actual or threatened breach of the provisions of this Section, each Seller, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction or other interim relief restraining the Acquirer from such conduct.

Article IX. Waiver of Claims; Indemnity

                A.  As of the Closing Date, each Seller hereby agrees to terminate any litigation against and further agrees irrevocably to release and discharge forever Acquirer, CME Slovenia BV, its affiliates and any of their respective shareholders, directors, officers, representatives, assigns, agents or employees (the "Pro Plus Parties") from any and all claims, debts, liabilities, costs and causes of action of every nature, vested and contingent ("Claims") , which such Seller and its successors, representatives and assigns now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold against the Pro Plus Parties arising out of or in connection with their ownership of business shares in Tele 59 (fifty-nine) or the transactions contemplated hereby other than any claim for a breach of representation or warranty or covenant or any claim for indemnity.

                B.   As of the Closing Date, each of Acquirer, CME Slovenia BV and its affiliates hereby agrees to terminate any litigation against and further agrees irrevocably to release and discharge forever each Seller, Tele 59 (fifty-nine) and any of their respective shareholders, directors, officers, representatives, assigns, agents or employees from any and all claims, debts, liabilities, costs and causes of action of every nature, vested and contingent, which any Pro Plus Party now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold against the Sellers arising out of or in connection with their ownership of business shares in Tele 59 or the transactions contemplated hereby other than any claim for a breach of representation or warranty or any claim for indemnity.  From the date hereof until the Closing Date, the parties agree that any existing litigation shall be suspended and no new litigation shall be initiated.

                C.  Each party represents on the date hereof and the Closing Date that it has not assigned or transferred or purported to assign or transfer to any person any Claim and agrees to indemnify and hold harmless such other party and its successors, representatives, assigns, agents, employees, officers, directors and shareholders, against any Claims based on, relating to, arising out of or in connection with any such transfer or assignment or purported transfer or assignment.

7

                 D.  Each of the  Sellers agrees to indemnify and hold harmless the Pro Plus Parties, their officers, directors, successors, representatives and agents from and against any and all liabilities, actions, losses, costs, damages, Claims, expenses, interest and penalties (including, without limitation, reasonable attorneys' fees, expenses and disbursements) ("Losses"), which the Acquirer or the above persons may sustain at any time by reason of the breach by such party of any of its representations, warranties or covenants contained in this Agreement or arising from or relating to any action or failure to act due to wilful misconduct or gross negligence on the part of such party. It is understood that, notwithstanding any provision of this Agreement to the contrary, no Seller shall be entitled to seek recourse against, or in any fashion shift its liability to Tele 59 for any breach by such Seller of this Agreement.

                 E.  The Acquirer shall indemnify and hold harmless each Seller and its officers, directors, successors, representatives and agents from and against any and all liabilities, actions, losses, costs, damages, Claims, expenses, interest and penalties (including, without limitation, reasonable attorneys' fees, expenses and disbursements), which such Seller or any of the above persons may sustain at any time by reason of the breach by the Pro Plus Parties of any of the representations, warranties or covenants contained in this Agreement or arising from or relating to any action or failure to act due to gross negligence and wilful misconduct on the part of the Acquirer.

Article X. Final Provisions

                 A.   A constituent part of this agreement are the following schedules: 1) notarized powers of  attorney from certain Sellers (Marijan Jurenec, Srecko Kukovec, Janez Ujcic and Lenko Vidmar in Schedule 2 (two)); 2) resolution by PRODUKCIJA PLUS, service company d.o.o. Assembly in Schedule 4; 3) certificate by legal representative of TELE 59 in Schedule 6; 4) statements by Sellers in Schedule 5; 5) statements of waiver of pre-emptive rights in Schedule 3; 6) agreement on price for business shares in Schedule 1.

.................B. This agreement becomes effective on the date hereof.

                 C.   Each party undertakes that it shall, together with its employees, officers, advisors and other agents hold in strict confidence all data and information regarding the Company and its operations, including the terms of this Agreement, ("Confidential Information") and will not, and will use its best efforts to ensure that such other persons do not, disclose such Confidential Information to others without the prior written consent of the other parties, except that the Acquirer may provide such Confidential Information in response to legal process or applicable governmental regulations, but only that portion of the Confidential Information which is legally required to be furnished and further provided that the Acquirer notifies in writing the Sellers of its obligation to provide such Confidential Information so far as it is practicable. For purposes of this Clause, "Confidential Information" shall not include any information that:

(a)	is within the public domain other than as a result of a breach of this Agreement;

(b)	becomes available within the public domain other than (a) as a result of a breach of this Agreement or (b) by means of other unauthorised disclosure or use; or

(c)	is provided to the Acquirer by a person or entity (other than the parties hereto) that is lawfully in possession of such information and has the lawful right to disclose or use it.

8

D. No party shall make any announcement or press release in respect of this Agreement or the terms hereof without the prior consent of the other parties hereto.

                 E.  This Agreement shall be personal to the parties to it and may not be assigned by any party without the prior written consent of the other parties hereto except that the Acquirer, upon notifying the others hereto, may assign its rights and transfer its obligations hereunder to any of its affiliates.

                 F.  This Agreement shall be cancelled in the event that any other Condition to Closing is not satisfied by 31 (thirty-first) December 2003 (two thousand and three) at the latest or any agreement identified in the Conditions to Closing is cancelled or abrogated.

................ G.  This Agreement is made in Slovene language in the form of a notarial deeed and in the English language. The Notary is allowed to issue an unlimited number of copies of hereof on the request of any party hereto.  In the event of any inconsistency between the Slovene and English version, the Slovene version shall govern.

H. Acquirer shall bear all reasonable costs in connection with the preparation and execution of this Agreement.

Ivan Gorjup Produkcja Plus d.o.o.:

______________________ ______________________

Marijan Jurenec

______________________

Srecko Kukovec

______________________

Janez Ujcic

______________________

Lenko Vidmar

______________________

9

Schedule 1

Payment Schedule

Seller	Business Share	Percent of Capital	Price
Ivan Gorjup	SIT 281,400	13.40%

Marijan Jurenec	SIT 3,150	0.15%

Srecko Kukovec	SIT 281,400	13.40%

Janez Ujcic	SIT 480,900	22.90%

Lenko Vidmar	SIT 423,150	20.15%

	SIT 1,470,000	70.00%	EUR 5,000,000

10

Schedule 2

POWER OF ATTORNEY

We, the undersigned shareholders of the company TELE 59 d.o.o., Maribor: Marijan Jurenec, a Slovene citizen residing at Precna ulica 1 (one), Radomlje, Srecko Kukovec, a Slovene citizen residing at Sadjarska 13 (thirteen) b, 2000 Maribor, Janez Ujcic, a Slovene citizen residing at Ulica obnove 9 (nine), 2000 Maribor, Lenko Vidmar, a Slovene citizen residing at Vukovski dol 15 (fifteen), 2221 Jarenina;

Have authorized Ivan Gorjup, attorney from Maribor, to sign the TELE 59 (fifty-nine) d.o.o. MARIBOR SHARE SALE AND TRANSFER AGREEMENT (the "Agreement") and to execute our rights and obligations from the above stated Agreement.

This power of attorney becomes valid and fully effective on the date of signature as stated bellow and remains in force until the "Closing Date" as defined in the Agreement or by 31 December 2003.

We have authorized our representative for all the activities in relation with the above stated Agreement; we have also explicitly authorized him to accept the entire purchase price on his account. We shall acknowledge all the activities of our representative as our own and legally binding.

In Maribor on 12 December 2002

Marijan Jurenec

____________________

Srecko Kukovec

____________________

Janez Ujcic

____________________

Lenko Vidmar

____________________

11

Schedule 3

Waiver of Pre-emption Rights

Each of the undersigned hereby agrees to waive its right pursuant to Article  40 of the Tele 59 Partnership Agreement to acquire any business share of Tele 59 d.o.o. being tranferred in accordance with the Tele 59 d.o.o. Maribor Share Sale and Transfer Agreement among Ivan Gorjup, Marijan Jurenec, Srecko Kukovec, Janez Ujcic, Lenko Vidmar and Produkcja Plus d.o.o. dated 13 December 2002 and hereby consents to the transfers under such Tele 59 d.o.o. Maribor Share Sale and Transfer Agreement.

Ivan Gorjup CME Slovenia B.V.

_______________________ _____________________

Marijan Jurenec

______________________

Srecko Kukovec

______________________

Janez Ujcic

______________________

Lenko Vidmar

______________________

12

Schedule 4

[Assembly Resolution]

NOTARIAL MINUTES (certified translation by Nina Cesarek)

13

Schedule 5a

Gorjup Warranties

Ivan Gorjup hereby represents and warrants to Acquirer, that except as set out in Annex 2 attached hereto:

1.	Status of Ivan Gorjup

2.	Ivan Gorjup is a Slovenian citizen residing at [address].

3.	Authority and Capacity of Ivan Gorjup

4.

Ivan Gorjup has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by Ivan Gorjup of this Agreement and the consummation by it of the transactions contemplated hereby  have been duly authorized and no other action on the part of Ivan Gorjup is necessary for the execution, delivery and performance by Ivan Gorjup of this Agreement and the consummation by it of the transactions contemplated hereby.

5.	This Agreement has been duly executed and delivered by Ivan Gorjup and constitutes a legal, valid and binding obligation of Ivan Gorjup, enforceable against Ivan Gorjup in accordance with its terms.

6.	The execution, delivery and performance by Ivan Gorjup of this Agreement and the consummation by it of the transactions contemplated hereby:

(a)	will not breach any provision of any law, regulation, order or judgment applicable to Ivan Gorjup;

(b)	will not require any consent of any governmental or regulatory authority under any provision of law applicable to Ivan Gorjup;

(c)

will not require any consent under and will not result in the breach of or default under any obligation or agreement to which it is a party or by which it, or any of its material assets, is bound, except for such consents and waivers which have been obtained or which would not affect the ability of Ivan Gorjup to enter into and perform its obligations under this Agreements.

7.	Ownership of the Shares

Ivan Gorjup has valid ownership and title to the Gorjup Business Share free and clear of any adverse claim, lien, pledge, charge or encumbrance of any kind, and is entitled to sell and transfer to Acquirer the absolute unencumbered ownership of the Gorjup Business Share without the consent of any third party except for any consent already obtained. Ivan Gorjup is the record and beneficial owner of all of the Gorjup Business Share. There are no options, warrants and other arrangements or commitments (other than as contemplated by this Agreement) obligating Ivan Gorjup to issue or transfer any capital stock of Tele 59 and Kanal A, or to sell, transfer, pledge, or otherwise dispose of its ownership interest therein.

14

8.	No Interest

Ivan Gorjup does not have any claim against or direct or indirect interest (other than the Gorjup Business Share) in any tangible or intangible asset or property used in the business of Tele 59, Kanal A or Acquirer.  Ivan Gorjup does not hold any receivable owed by Tele 59, Kanal A or Acquirer.

9.	Preservation of Information

Ivan Gorjup confirms that he has not removed or disposed of any papers, books, manuals, lists, correspondence and documents containing or relating to the business of Tele 59 or Kanal A, together with all copies thereof, except that Ivan Gorjup may keep copies of such materials as shall be necessary to permit it to prepare his tax returns or to comply with any other legal requirements.

10.	Ivan Gorjup's Warranties with Respect to Tele 59

To the best knowledge of Ivan Gorjup, the representations and warranties of  Tele 59 set forth in a certificate of Tele 59 dated as of Closing Date and addressed to Acquirer are true and correct in all material respects, and hereby made an integral part of Ivan Gorjup's representations and warranties.

15

Schedule 5b

Jurenec Warranties

Marijan Jurenec hereby represents and warrants to Acquirer, that except as set out in Annex 2 attached hereto:

1.	Status of Marijan Jurenec

2.	Marijan Jurenec is a Slovenian citizen residing at [address].

3.	Authority and Capacity of Marijan Jurenec

4.

Marijan Jurenec has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by Marijan Jurenec of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized and no other action on the part of Marijan Jurenec is necessary for the execution, delivery and performance by Marijan Jurenec of this Agreement and the consummation by it of the transactions contemplated hereby.

5.

This Agreement  has been duly executed and delivered by Marijan Jurenec and constitutes a legal, valid and binding obligation of Marijan Jurenec, enforceable against Marijan Jurenec in accordance with its terms.

6.	The execution, delivery and performance by Marijan Jurenec of this Agreement and the consummation by it of the transactions contemplated hereby:

(a)	will not breach any provision of any law, regulation, order or judgment applicable to Marijan Jurenec;

(b)	will not require any consent of any governmental or regulatory authority under any provision of law applicable to Marijan Jurenec;

(c)

will not require any consent under and will not result in the breach of or default under any obligation or agreement to which it is a party or by which it, or any of its material assets, is bound, except for such consents and waivers which have been obtained or which would not affect the ability of Marijan Jurenec to enter into and perform its obligations under this Agreements.

7.	Ownership of the Shares

Marijan Jurenec has valid ownership and title to the Jurenec Business Share free and clear of any adverse claim, lien, pledge, charge or encumbrance of any kind, and is entitled to sell and transfer to Acquirer the absolute unencumbered ownership of the Jurenec Business Share without the consent of any third party except for any consent already obtained. Marijan Jurenec is the record and beneficial owner of all of the Jurenec Business Share. There are no options, warrants and other arrangements or commitments (other than as contemplated by this Agreement) obligating Marijan Jurenec to issue or transfer any capital stock of Tele 59 and Kanal A, or to sell, transfer, pledge, or otherwise dispose of its ownership interest therein.

16

8.	No Interest

Marijan Jurenec does not have any claim against or direct or indirect interest (other than the Marijan Jurenec Business Share) in any tangible or intangible asset or property used in the business of Tele 59, Kanal A or Acquirer.  Marijan Jurenec does not hold any receivable owed by Tele 59, Kanal A or Acquirer.

9.	Preservation of Information

Marijan Jurenec confirms that he has not removed or disposed of any papers, books, manuals, lists, correspondence and documents containing or relating to the business of Tele 59 or Kanal A, together with all copies thereof, except that Marijan Jurenec may keep copies of such materials as shall be necessary to permit it to prepare his tax returns or to comply with any other legal requirements.

10.	Marijan Jurenec's Warranties with Respect to Tele 59

To the best knowledge of Marijan Jurenec, the representations and warranties of  Tele 59 set forth in a certificate of Tele 59 dated as of Closing Date and addressed to Acquirer are true and correct in all material respects, and hereby made an integral part of Marijan Jurenec's representations and warranties.

17

Schedule 5c

Kukovec Warranties

Srecko Kukovec hereby represents and warrants to Acquirer, that except as set out in Annex 2 attached hereto:

1.	Status of Srecko Kukovec

2.	Srecko Kukovec is a Slovenian citizen residing at [address].

3.	Authority and Capacity of Srecko Kukovec

4.

Srecko Kukovec has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by Srecko Kukovec of this Agreement and the consummation by it of the transactions contemplated hereby  have been duly authorized and no other action on the part of Srecko Kukovec is necessary for the execution, delivery and performance by Srecko Kukovec of this Agreement and the consummation by it of the transactions contemplated hereby.

5.

This Agreement  has been duly executed and delivered by Srecko Kukovec and constitutes a legal, valid and binding obligation of Srecko Kukovec, enforceable against Srecko Kukovec in accordance with its terms.

6.	The execution, delivery and performance by Srecko Kukovec of this Agreement and the consummation by it of the transactions contemplated hereby:

(a)	will not breach any provision of any law, regulation, order or judgment applicable to Srecko Kukovec;

(b)	will not require any consent of any governmental or regulatory authority under any provision of law applicable to Srecko Kukovec;

(c)

will not require any consent under and will not result in the breach of or default under any obligation or agreement to which it is a party or by which it, or any of its material assets, is bound, except for such consents and waivers which have been obtained or which would not affect the ability of Srecko Kukovec to enter into and perform its obligations under this Agreement.

7.	Ownership of the Shares

Srecko Kukovec has valid ownership and title to the Kukovec Business Share free and clear of any adverse claim, lien, pledge, charge or encumbrance of any kind, and is entitled to sell and transfer to Acquirer the absolute unencumbered ownership of the Kukovec Business Share without the consent of any third party except for any consent already obtained. Srecko Kukovec is the record and beneficial owner of all of the Kukovec Business Share. There are no options, warrants and other arrangements or commitments (other than as contemplated by this Agreement) obligating Srecko Kukovec to issue or transfer any capital stock of Tele 59 and Kanal A, or to sell, transfer, pledge, or otherwise dispose of its ownership interest therein.

18

8.	No Interest

Srecko Kukovec does not have any claim against or direct or indirect interest (other than the Srecko Kukovec Business Share) in any tangible or intangible asset or property used in the business of Tele 59, Kanal A or Acquirer.  Srecko Kukovec does not hold any receivable owed by Tele 59, Kanal A or Acquirer.

9.	Preservation of Information

Srecko Kukovec confirms that he has not removed or disposed of any papers, books, manuals, lists, correspondence and documents containing or relating to the business of Tele 59 or Kanal A, together with all copies thereof, except that Srecko Kukovec may keep copies of such materials as shall be necessary to permit it to prepare his tax returns or to comply with any other legal requirements.

10.	Srecko Kukovec's Warranties with Respect to Tele 59

To the best knowledge of Srecko Kukovec, the representations and warranties of  Tele 59 set forth in a certificate of Tele 59 dated as of Closing Date and addressed to Acquirer are true and correct in all material respects, and hereby made an integral part of Srecko Kukovec's representations and warranties.

19

Schedule 5d

Ujcic Warranties

Janez Ujcic hereby represents and warrants to Acquirer, that except as set out in Annex 2 attached hereto:

1.	Status of Janez Ujcic

2.	Janez Ujcic is a Slovenian citizen residing at [address].

3.	Authority and Capacity of Janez Ujcic

4.

Janez Ujcic has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by Janez Ujcic of this Agreement and the consummation by it of the transactions contemplated hereby  have been duly authorized and no other action on the part of Janez Ujcic is necessary for the execution, delivery and performance by Janez Ujcic of this Agreement and the consummation by it of the transactions contemplated hereby.

5.	This Agreement has been duly executed and delivered by Janez Ujcic and constitutes a legal, valid and binding obligation of Janez Ujcic, enforceable against Janez Ujcic in accordance with its terms.

6.	The execution, delivery and performance by Janez Ujcic of this Agreement and the consummation by it of the transactions contemplated hereby:

(a)	will not breach any provision of any law, regulation, order or judgment applicable to Janez Ujcic;

(b)	will not require any consent of any governmental or regulatory authority under any provision of law applicable to Janez Ujcic;

(c)

will not require any consent under and will not result in the breach of or default under any obligation or agreement to which it is a party or by which it, or any of its material assets, is bound, except for such consents and waivers which have been obtained or which would not affect the ability of Janez Ujcic to enter into and perform its obligations under this Agreements.

7.	Ownership of the Shares

Janez Ujcic has valid ownership and title to the Ujcic Business Share free and clear of any adverse claim, lien, pledge, charge or encumbrance of any kind, and is entitled to sell and transfer to Acquirer the absolute unencumbered ownership of the Ujcic Business Share without the consent of any third party except for any consent already obtained. Janez Ujcic is the record and beneficial owner of all of the Ujcic Business Share. There are no options, warrants and other arrangements or commitments (other than as contemplated by this Agreement) obligating Janez Ujcic to issue or transfer any capital stock of Tele 59 and Kanal A, or to sell, transfer, pledge, or otherwise dispose of its ownership interest therein.

20

8.	No Interest

Janez Ujcic does not have any claim against or direct or indirect interest (other than the Janez Ujcic Business Share) in any tangible or intangible asset or property used in the business of Tele 59, Kanal A or Acquirer.  Janez Ujcic does not hold any receivable owed by Tele 59, Kanal A or Acquirer.

9.	Preservation of Information

Janez Ujcic confirms that he has not removed or disposed of any papers, books, manuals, lists, correspondence and documents containing or relating to the business of Tele 59 or Kanal A, together with all copies thereof, except that Janez Ujcic may keep copies of such materials as shall be necessary to permit it to prepare his tax returns or to comply with any other legal requirements.

10.	Janez Ujcic's Warranties with Respect to Tele 59

The representations and warranties of  Tele 59 set forth in a certificate of Tele 59 dated as of Closing Date and addressed to Acquirer are true and correct in all material respects, and hereby made an integral part of Janez Ujcic's representations and warranties.

21

Schedule 5e

Vidmar Warranties

Lenko Vidmar hereby represents and warrants to Acquirer, that except as set out in Annex 2 attached hereto:

1.	Status of Lenko Vidmar

2.	Lenko Vidmar is a Slovenian citizen residing at [address].

3.	Authority and Capacity of Lenko Vidmar

4.

Lenko Vidmar has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by Lenko Vidmar of this Agreement and the consummation by it of the transactions contemplated hereby  have been duly authorized and no other action on the part of Lenko Vidmar is necessary for the execution, delivery and performance by Lenko Vidmar of this Agreement and the consummation by it of the transactions contemplated hereby.

5.

This Agreement  has been duly executed and delivered by Lenko Vidmar and constitutes a legal, valid and binding obligation of Lenko Vidmar, enforceable against Lenko Vidmar in accordance with its terms.

6.	The execution, delivery and performance by Lenko Vidmar of this Agreement and the consummation by it of the transactions contemplated hereby:

(a)	will not breach any provision of any law, regulation, order or judgment applicable to Lenko Vidmar;

(b)	will not require any consent of any governmental or regulatory authority under any provision of law applicable to Lenko Vidmar;

(c)

will not require any consent under and will not result in the breach of or default under any obligation or agreement to which it is a party or by which it, or any of its material assets, is bound, except for such consents and waivers which have been obtained or which would not affect the ability of Lenko Vidmar to enter into and perform its obligations under this Agreements.

7.	Ownership of the Shares

Lenko Vidmar has valid ownership and title to the Vidmar Business Share free and clear of any adverse claim, lien, pledge, charge or encumbrance of any kind, and is entitled to sell and transfer to Acquirer the absolute unencumbered ownership of the Vidmar Business Share without the consent of any third party except for any consent already obtained. Lenko Vidmar is the record and beneficial owner of all of the Vidmar Business Share. There are no options, warrants and other arrangements or commitments (other than as contemplated by this Agreement) obligating Lenko Vidmar to issue or transfer any capital stock of Tele 59 and Kanal A, or to sell, transfer, pledge, or otherwise dispose of its ownership interest therein.

22

8.	No Interest

Lenko Vidmar does not have any claim against or direct or indirect interest (other than the Lenko Vidmar Business Share) in any tangible or intangible asset or property used in the business of Tele 59, Kanal A or Acquirer. Lenko Vidmar does not hold any receivable owed by Tele 59, Kanal A or Acquirer.

9.	Preservation of Information

Lenko Vidmar confirms that he has not removed or disposed of any papers, books, manuals, lists, correspondence and documents containing or relating to the business of Tele 59 or Kanal A, together with all copies thereof, except that Lenko Vidmar may keep copies of such materials as shall be necessary to permit it to prepare his tax returns or to comply with any other legal requirements.

10.	Lenko Vidmar's Warranties with Respect to Tele 59

The representations and warranties of  Tele 59 set forth in a certificate of Tele 59 dated as of Closing Date and addressed to Acquirer are true and correct in all material respects, and hereby made an integral part of Lenko Vidmar's representations and warranties.

23

Schedule 6

CERTIFICATE

The undersigned Janez Ujcic, in my capacity as General Director of Tele 59 d.o.o. on behalf of Tele 59, hereby represent and warrant to Produkcija Plus d.o.o., as purchaser under [the Share Transfer Agreement] dated _________ 2002 relating to the acquisition of the business shares of certain partners of Tele 59 the following (including any Annexes attached hereto) are true and correct:

1.	Organization

Tele 59 is a limited liability company duly organized and validly existing under the laws of the Republic of Slovenia with full power and authority to own its assets and conduct its business and to enter into and perform this Certificate [and any agreements related hereto].

2.	Authority and Capacity of Tele 59

(i)

The execution, delivery and performance by Tele 59 of this Certificate [and any agreements related hereto] and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

(ii)

This Certificate [and any agreements related hereto] has been duly executed and delivered by Tele 59 and constitutes legal, valid and binding obligations of Tele 59, enforceable against Tele 59 in accordance with their respective terms.

(iii)

The execution, delivery and performance by Tele 59 of this Certificate [and any agreements related hereto] and the consummation by it of the transactions contemplated in [the Share Transfer Agreement]: (a) will not violate any provision of any applicable law, regulation, order or judgment; (b) will not require any consent of, or any filing with or notification to, any governmental or regulatory authority under any provision of applicable law or regulation except for any consents already obtained; (c) will not violate any provision of the Partnership Agreement or other organizational documents of Tele 59; and (d) will not require any consent under and will not result in the breach of any agreement to which Tele 59 is a party or by which it, or any of its material assets, is bound, except for such consents and waivers which have been obtained or which would not affect the ability of Tele 59 to enter into and perform its obligations under this Certificate [and any agreements related hereto].

3.	Capitalization

Prior to giving effect to the sale and purchase of the Partner Business Shares, the total registered capital stock of Tele 59 consists of SIT 2,100,00 held as follows:

Holders	Business Share	Percent of Capital
Ante Gorjup	SIT 281,400	13.40%
Marijan Jurenec	SIT 423,150	20.15%
Srecko Kukovec	SIT 281,400	13.40%
Janez Ujcic	SIT 480,900	22.90%
Lenko Vidmar	SIT 423,150	20.15%
CME Slovenia BV	SIT 210,000	10.00%
	SIT 2,100,000	100.00%

24

All of the Business Shares are validly issued and fully paid.  Following the transfer of the Partner Business Shares, the Purchaser will hold 69.85% of the capital stock of Tele 59.  There are no subscriptions, options, warrants, rights or other arrangements or commitments obligating Tele 59 to issue, transfer, pledge or otherwise dispose of any ownership interest in it, directly or indirectly; and there are no securities convertible into, exchangeable for, or carrying the right to acquire, any capital stock of Tele 59.

4.	Assets and Liabilities

(i)

The audited accounts of Tele 59 as at [_____] as audited by [_____] which is attached hereto in Annex [__] (the "Financial Statements") have been prepared in conformity with [relevant Slovene accounting legislation] and fairly and accurately present the financial position and results of operations of Tele 59 as of such date. The Financial Statements accurately reflect all assets which were used by Tele 59 in its business as at such date and all liabilities as at such date which were required to be reflected on such Financial Statements in accordance with all applicable legal requirements.

(ii)

Except as disclosed in Annex [__], there are no debts, liabilities or obligations (secured or unsecured, contractual or otherwise) of any nature whatsoever, whether absolute, accrued, contingent or otherwise, and there exists no event or circumstance which, after notice or lapse of time or both, might create any such debt, liability or obligation.  Tele 59 is not in default under any loan or financing agreement.  Tele 59 is not liable for the obligations of any other person.

(iii)

Except as set forth in Annex [__], each of the accounts receivable currently outstanding or in the Financial Statements represent amounts due to Tele 59 which are, in terms of Slovenian legal requirements, good and collectible in full in the ordinary and normal course of business and there are no counterclaims or set-offs against any such accounts receivable.

(iv)

Tele 59 has valid ownership and title to the POP TV Shares and the Pro Plus Shares, free and clear of any adverse claim, lien, pledge or encumbrance of any kind.  Tele 59 is the registered and beneficial owner of all of the POP TV Shares and the Pro Plus Shares. There are no options, warrants and other arrangements or commitments (other than as contemplated by [the Share Transfer Agreement]) obligating Tele 59 to issue or transfer any capital stock of POP TV or Pro Plus, or to sell, transfer, pledge, or otherwise dispose of its ownership interest therein.

5.	Ownership of Assets

Tele 59 owns or has legal and valid rights to use all assets owned, used or held for use in its business, including [the Maribor building] [insert description of specific parcels from land registry].  All owned assets are free and clear of all liens and encumbrances.  Annex [__] contains a complete list of all assets owned, leased or otherwise used by Tele 59 for purposes of its businesses

25

6.	Absence of Material Adverse Change

Except for liabilities reflected in the Financial Statements [or incurred in the ordinary course of business since the date of such Financial Statements], there has been no material adverse change in the financial position or results of operations of Tele 59 and no event exists or has occurred which will or is likely to give rise to any such change.

7.	Litigation

Except as set forth in Annex [__] hereto, there is no governmental, regulatory, administrative or other action proceeding or investigation pending or threatened against Tele 59 or any director or employee of Tele 59 or any other person which affects the business or assets (whether owned or leased) of Tele 59 or brings into question the validity of [the Share Transfer Agreement] or any action taken or to be taken in connection therewith.

8.	Taxes and Payroll

Tele 59 have properly filed all tax (including VAT), payroll, social security, customs duty and property returns and reports required to be filed on or prior to the date hereof, and have timely paid all sums shown to be due by it in such returns and reports.  The Financial Statements contain adequate provisions for tax liabilities of Tele 59 existing at such date.  Tele 59 has not received any notice of reassessment or penalty or is aware of any situation that could give rise thereto, except as disclosed in Annex [__] hereto.  All amounts required to be withheld from employees of Tele 59 have been properly withheld and paid to the relevant authorities.

9.	Intellectual Property

            Tele 59 owns, or has valid rights to use, all trademarks, copyrights, trade names, service names, know-how and any other intellectual property used in the business of Tele 59.  Tele 59 is not infringing on the rights of any person in respect of trademarks, copyrights, trade names, service marks, or similar intangible rights, and Tele 59 has no knowledge of any infringement by any person of such intellectual property rights owned by it.

10.	Compliance with Law, Licenses, Permit and Related Approvals

Tele 59 has received license, permit or other approval necessary to enable it to conduct any of its businesses as currently conducted and each such license, permit or other approval is valid. There is no reason to believe that any such license, permit or other approval or application will be withdrawn, not renewed or materially modified.  Tele 59 has been and is in compliance with all laws and regulations, and the terms of each license, permit or other approval.  Tele 59 has not received any notice which, after receipt or lapse of time or both, would constitute non-compliance with, any agreement, applicable law, regulatory rule, license, permit or approval.

11.	Conduct of Business

The business of Tele 59 has been conducted in the ordinary course and no extraordinary transactions or transactions not conducted on an arms-length basis have occurred.  Neither Tele 59 nor any director, officer, employee, agent or representative of Tele 59 has made, paid or received any improper payment.

26

12.	Employee Matters

(i)	Annex [__] contains a complete list of employees (including senior managers) of Tele 59, their current salaries and other benefits and any unpaid wages or benefits as of the date hereof.

(ii)	Other than as disclosed in Annex [__], there are no employment contracts or consulting agreements entered into by Tele 59 for the benefit of any person.

(iii)

Other than as disclosed in Annex [__], there no loans to employees (including senior managers), benefit plans, material contracts or arrangements to which Tele 59 is a party and in which any employees or managers is a party or any person associated with a manager or employee is interested.

(iv)	There is no strike, work stoppage or other labor problem involving or threatened by any employee of Tele 59.

13.	Insurance

The assets of Tele 59 are covered by valid and currently effective insurance policies that are customary for companies of similar size engaged in businesses similar to those of Tele 59.  Tele 59 has accurately and timely made all declarations required under such policies and has performed all obligations required and paid all premiums due thereunder.  None of such policies shall be modified or adversely affected as a result of the execution of [the Share Transfer Agreement] or the transactions contained therein.

14.	Contracts

Annex [__] contains a complete list of all material contracts to which Tele 59 is a party.  Tele 59 is not in default under any such agreements and is not aware of any material default by any other party thereto except as disclosed in Annex [__] hereto.

15.	Charter Documents

True, correct and complete copies of the corporate documents of Tele 59 (including any amendments) as well as minutes of all General Assembly meetings have been made available to the Purchaser and such documents have not been superseded, amended or modified in any respect since the dates on such documents.

16.	Bank Accounts

Annex [__] contains a the names and addresses of all bank and other financial institutions in which Tele 59 has accounts or otherwise holds assets, all relevant account numbers, details of amounts or value of properties held therein as of the date of the Financial Statements and the name of all persons authorized to draw thereon or to have access thereto.

27

17.	Books and Records

The books and records of Tele 59 (including, without limitation, (i) books and records relating to the purchase of materials and supplies, dealings with customers, invoices, supplier lists, personnel records and taxes of Tele 59; (ii) the corporate records and books of Tele 59; and (iii) data stored on computers) accurately record in all material respects all transactions of Tele 59 and have been maintained consistent with good business practice.

18.	Accuracy of Statements

Neither [the Share Transfer Agreement] nor any schedule, annex, statement, document, certificate or other information furnished or to be furnished by or on behalf of Tele 59 to the Purchaser in connection with such [Share Transfer Agreement] or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.  Tele 59 does not know of any information or fact which has or would have a material adverse effect on its financial condition, business or business prospects which has not been disclosed to the Acquirer.

Signed as enclosure to Notarial Minutes on 13 December 2002.

28